Exhibit 99.1

DecisionPoint Systems Announces First Quarter 2023 Results

Revenue increased 37% to $27 million

DELRAY BEACH, Fla., May 15, 2023 /PRNewswire/ — DecisionPoint™ Systems, Inc. (NYSE American: DPSI), a mobility-first enterprise services and solutions company, today announced first quarter 2023 financial results ended March 31, 2023.

Steve Smith, chief executive officer of DecisionPoint commented: “Our momentum from 2022 carried into the first quarter of 2023 as we continued to execute on our proven growth model. We saw strong contributions from select projects in retail, along with a boost to our run-rate business realized from the upside synergies associated with our M&A and cross-selling activities.

“In addition to this strength in retail, we saw our mobility-first enterprise services and solutions strategy yield increases in our services and consumables businesses, which grew 18% and 27%, respectively. We also used this across-the-board strength in our business to reinvest internally in initiatives with higher margin potential, including our Vision portal and additional sales and business development resources. While this restrained our profitability growth near-term, we believe these investments will drive strong outcomes from a medium to longer-term perspective.”

First Quarter Highlights (2023 versus 2022)

●	Revenue increased 37.1% to $27.0 million;

●	Gross Profit increased 29.4% to $6.1 million;

●	GAAP Operating Income increased 399% to $1.2 million;

●	GAAP Net Income and diluted EPS increased slightly to $0.9 million and $0.11, respectively;

●	Non-GAAP Net Income and non-GAAP diluted EPS increased slightly to $1.3 million and $0.16, respectively; and

●	Adjusted EBITDA increased 97.9% to $2.2 million;

First Quarter Select Financial Metrics: 2023 versus 2022

(in $M except for EPS)	1Q23	1Q22	Change
Total Revenue	$27.0	$19.7	37.1%
Hardware Revenue	$20.5	$14.3	43.6%
Software and Services Revenue	$4.9	$4.1	17.7%
Consumables Revenue	$1.6	$1.3	27.0%
Gross Profit	$6.1	$4.7	29.4%
Gross Margin	22.4%	23.7%
Operating Income	$1.2	$0.2	399.2%
GAAP Net Income	$0.9	$0.9	1.4%
GAAP Diluted Earnings Per Share	$0.11	$0.11	1.1%
Non-GAAP Net Income	$1.3	$1.3	2.1%
Non-GAAP Diluted EPS	$0.16	$0.16	2.9%
Adjusted EBITDA	$2.2	$1.1	97.9%

*	numbers may not add due to rounding

Balance Sheet and Liquidity as of March 31, 2023

Cash and cash equivalents were $18.0 million, compared to $7.6 million on December 31, 2022. As of March 31, 2023, short-term and long-term debt were $1.0 million and $11.1 million, respectively. The increase in cash and debt related to the Company drawing down on its credit facilities in order close the acquisition of Macro Integration Services (MIS) on April 1, 2023.

2023 Commentary and Second Quarter Guidance (ending 6/30/23)

	2Q23 Guidance	2Q22 Actual
Revenue	$29.0 - $31.0 Million	$27.5 Million
Adjusted EBITDA	$1.5 - $1.8 million	$2.7 Million

“Looking to the second quarter, we closed the MIS acquisition, which aligned with our strategic objectives of adding a higher mix of services, adding new solutions, filling geographic gaps and bringing new retail and hospitality customer relationships, on the first day of the quarter. We expect the acquisition, combined with the continued fulfillment of the large retail customer orders, to drive higher revenue and gross margin sequentially and year over year. From the second quarter through the remainder of the year, we now expect MIS to incrementally add at least $12 million in revenue and over $1.2 million in adjusted EBITDA at an above company average gross margin, as roughly 70% of MIS’ revenue comes from services,” concluded Smith.

Conference Call and Webcast Information

Management will host an earnings conference call and webcast at 11:00 a.m. Eastern Time. Q&A with investors will follow management’s presentation of the results, outlook and strategy.

Live Call Information:

Date: May 15, 2023

Time: 11:00 a.m. Eastern Time

Toll-Free: 1-877-407-3982
Toll/International: 1-201-493-6780

Call me™: Click Call me Link for instant telephone access to the event (Call me™ link will be made active 15 minutes prior to scheduled start time).

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1614929&tp_key=6c8b18f619

Replay Information:

Toll-Free: 1-844-512-2921
Toll/International: 1-412-317-6671
Replay Pin Number: 13738732
Replay Start: Monday, May 15, 2023, 12:00 p.m. ET
Replay Expiry: Monday, May 22, 2023 at 11:59 p.m. ET

About DecisionPoint Systems

DecisionPoint Systems Inc. delivers mobility-first managed service and integration solutions to healthcare, supply chain, and retail customers, enabling them to make better and faster decisions in the moments that matter—the decision points. Our mission is to help businesses consistently deliver on those moments—accelerating growth, improving worker productivity, and lowering risks and costs. For more information about DecisionPoint Systems, Inc., visit https://www.decisionpt.com.

Forward-Looking Statements

In this press release, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words "believe," "anticipate," "expect," "plan," "intend," "estimate, "target" and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our most recent annual report on SEC Form 10-K (under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Brian Siegel, IRC, MBA

Senior Managing Director, Hayden IR

(346) 396-8696

Brian@haydenir.com

DecisionPoint Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash	$17,975	$7,642
Accounts receivable, net	26,430	17,085
Inventory, net	5,923	4,417
Deferred costs	2,718	2,729
Prepaid expenses and other current assets	471	399
Total current assets	53,517	32,272
Operating lease assets	2,576	2,681
Property and equipment, net	1,838	1,817
Deferred costs, net of current portion	3,092	2,868
Deferred tax assets	838	848
Intangible assets, net	4,122	4,531
Goodwill	10,499	10,499
Other assets	45	41
Total assets	$76,527	$55,557
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,262	$19,755
Accrued expenses and other current liabilities	3,612	5,357
Deferred revenue	12,159	6,021
Current portion of long-term debt	1,003	3
Current portion of operating lease liabilities	525	529
Total current liabilities	40,561	31,665
Deferred revenue, net of current portion	4,587	4,331
Long-term debt	11,142	143
Noncurrent portion of operating lease liabilities	2,581	2,706
Other liabilities	6	130
Total liabilities	58,877	38,975
Commitments and contingencies (Notes 6, 7 and 10)
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 50,000 shares authorized; 7,417 and 7,416 shares issued and outstanding, respectively	7	7
Additional paid-in capital	38,631	38,429
Accumulated deficit	(20,988)	(21,854)
Total stockholders’ equity	17,650	16,582
Total liabilities and stockholders’ equity	$76,527	$55,557

DecisionPoint Systems, Inc.

Condensed Consolidated Statements of Income and Comprehensive Income

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net sales:
Product	$22,166	$15,580
Service	4,873	4,141
Net sales	27,039	19,721
Cost of sales:
Product	17,885	12,422
Service	3,104	2,625
Cost of sales	20,989	15,047
Gross profit	6,050	4,674
Operating expenses:
Sales and marketing expense	2,368	2,175
General and administrative expenses	2,494	2,261
Total operating expenses	4,862	4,436
Operating income	1,188	238
Interest expense	(13)	(25)
Other expense	-	4
Income before income taxes	1,175	217
Income tax (expense) benefit	(309)	637
Net income and comprehensive income attributable to common stockholders	$866	$854
Earnings per share attributable to stockholders:
Basic	$0.12	$0.12
Diluted	$0.11	$0.11
Weighted average common shares outstanding
Basic	7,417	7,104
Diluted	7,789	7,664

DecisionPoint Systems, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net income	$866	$854
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	564	452
Share-based compensation expense	196	225
Allowance for doubtful accounts	68	-
Provision for inventory obsolescence	45	-
Deferred income taxes, net	10	(639)
Changes in operating assets and liabilities:
Accounts receivable	(9,413)	(2,102)
Inventory	(1,551)	1,190
Deferred costs	(212)	(3)
Prepaid expenses and other current assets	(75)	(243)
Accounts payable	3,507	(1,407)
Accrued expenses and other current liabilities	(1,871)	(901)
Operating lease liabilities	(24)	184
Deferred revenue	6,394	14,059
Net cash (used in) provided by operating activities	(1,496)	11,669
Cash flows from investing activities
Cash paid for acquisitions, net of cash acquired	-	(4,460)
Purchases of property and equipment	(176)	(447)
Net cash used in investing activities	(176)	(4,907)
Cash flows from financing activities
Line of credit, net	7,000	-
Payment under term loan	(1)	-
Proceeds from term loan	5,000	-
Proceeds from exercise of stock options	6	-
Net cash provided by financing activities	12,005	-
Change in cash	10,333	6,762
Cash, beginning of period	7,642	2,587
Cash, end of period	$17,975	$9,349
Supplemental disclosures of cash flow information
Cash paid for interest	$7	$25
Cash paid for income taxes	$-	$-
Non-cash investing and financing activities
Right of use assets obtained in exchange for new operating lease liabilities	$-	$3,211
Cashless exercise of stock options	$-	$3,508

Trended Financial Information

Trended Financial Information*

(in $M except for EPS)	1Q22	2Q22	3Q22	4Q22	YTD FY2022	1Q23	YTD FY2023
Total Revenue	$19.7	$27.5	$25.7	$24.5	$97.4	$27.0	$27.0
Hardware Revenue	$14.3	$20.6	$19.2	$17.7	$71.8	$20.5	$20.5
Software and Services Revenue	$4.1	$4.8	$4.7	$4.7	$18.3	$4.9	$4.9
Consumables Revenue	$1.3	$2.1	$1.8	$2.1	$7.3	$1.6	$1.6
Gross Profit	$4.7	$6.3	$5.8	$6.3	$23.1	$6.1	$6.1
Operating (loss) Income	$0.2	$2.0	$1.5	$0.7	$4.4	$1.2	$1.2
Net (loss) Income	$0.9	$0.7	$1.1	$0.4	$3.1	$0.9	$0.9
Diluted EPS	$0.11	$0.09	$0.15	$0.07	$0.41	$0.11	$0.11
Non-GAAP Net Income	$1.3	$0.8	$1.2	$0.7	$4.1	$1.3	$1.3
Non-GAAP Diluted EPS	$0.16	$0.11	$0.16	$0.11	$0.54	$0.16	$0.16
Adjusted EBITDA	$1.1	$2.7	$2.3	$1.8	$7.8	$2.2	$2.2

nm = not measurable/meaningful

* numbers may not add due to roundingTrended

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we have provided non-GAAP financial information, namely non-GAAP Net Income, non-GAAP diluted EPS and Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization adjusted for transaction-related and non-recurring items). We believe that these non-GAAP measures provide investors with a better understanding of how the results relate to our historical performance as well as when comparing our results to other publicly-traded companies. The additional adjusted information is not meant to be considered in isolation or as a substitute for GAAP financials. Management believes that these adjusted measures reflect the essential operating activities of the Company. A reconciliation of non-GAAP financial information appears below:

DecisionPoint Systems, Inc.

Supplemental Financial Information

Reconciliation of Select GAAP Financial Measures to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Year Ended	Three Months Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022	March 31, 2023
Net income, as reported	$854	$721	$1,111	$427	$3,111	$866
Share-based compensation	225	50	50	251	577	196
Business acquisition costs	177	25	65	39	281	221
Non-GAAP net income	$1,256	$825	$1,227	$805	$4,058	$1,283
Depreciation and amortization	452	676	622	715	2,465	564
Income taxes	(637)	1,232	409	257	1,265	309
Interest expense	25	9	7	14	56	13
Adjusted EBITDA	$1,096	$2,742	$2,265	$1,791	$7,844	$2,169

Diluted EPS, as reported	$0.11	$0.09	$0.15	$0.05	$0.41	$0.11
Adjusted Diluted EPS	$0.16	$0.11	$0.16	$0.10	$0.54	$0.16

Weighted average diluted common shares outstanding	7,664	7,691	7,593	7,758	7,562	7,789